Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Symmetricom, Inc. on Form S-8 of our report dated July 29, 2002 appearing in the Annual Report on Form 10-K of Symmetricom, Inc. for the year ended June 30, 2002.

/S/ DELOITTE & TOUCHE LLP

San Jose, California
November 21, 2002